UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2007

Genelabs Technologies, Inc.
(Exact name of registrant as specified in its charter)

California	0-19222	94-3010150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Penobscot Drive, Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 369-9500

__________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 26, 2007, Genelabs Technologies, Inc. (the “Company”) entered into a placement agency agreement (the "Placement Agreement") with Deutsche Bank Securities Inc. (“Deutsche Bank”), pursuant to which Deutsche Bank agreed to act as the Company’s exclusive placement agent and to use its best efforts to arrange for the sale of 12.9 million shares of the Company’s common stock and warrants to purchase an additional 2.6 million shares of common stock in a registered direct public offering (the "Financing"). Assuming the sale of all of the shares of common stock and warrants in the offering, at the closing of the offering the Company will pay Deutsche Bank a fee equal to approximately $1.9 million, or 8% of the gross proceeds from the Financing.

On September 26, 2007, the Company entered into subscription agreements (the "Subscription Agreements") with certain institutional investors, pursuant to which the Company agreed to sell an aggregate of 12.9 million shares of its common stock and warrants to purchase an additional 2.6 million shares of common stock to such investors. The purchase price per unit consisting of one share of common stock and a warrant to purchase 0.20 shares of common stock is $1.84. The Company also entered into warrant agreements (the “Warrants”) with the investors, pursuant to which the warrants to purchase common stock have an exercise price of $2.08 per share and will be exercisable in accordance with their terms at any time on or after October 1, 2007 and on or before the close of the Company’s business on October 1, 2012. The net proceeds to the Company from the Financing after deducting placement agent fees and its estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the offering, are expected to be approximately $23.7 million. The transaction is expected to close on October 1, 2007, subject to satisfaction of customary closing conditions.

The foregoing summary descriptions of the material terms of the Warrant, Placement Agreement and Subscription Agreements are qualified in their entirety by reference to the forms of Warrant, Placement Agreement, and Subscription Agreements filed as Exhibits 4.1, 99.1, and 99.2, respectively, to this Form 8-K, and are incorporated herein by reference.

The common stock and warrants to purchase common stock offered in the Financing will be issued pursuant to a prospectus supplement dated September 26, 2007 (the “Prospectus Supplement”) to be filed with the Securities Exchange Commission on September 26, 2007, together with related base prospectuses, in connection with a takedown from the Company’s shelf Registration Statement on Form S-3 (Registration No. 333-145497), which the Securities and Exchange Commission declared effective on August 28, 2007 (the "Shelf Registration Statement").

On September 26, 2007, the Company issued a press release announcing the Financing. A copy of the press release is furnished as Exhibit 99.3 hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Form of Common Stock Warrant to be issued by Genelabs Technologies, Inc. to investors in the offering.

99.1	Placement Agency Agreement, dated September 26, 2007, by and between Genelabs Technologies, Inc. and Deutsche Bank Securities Inc.

99.2	Form of Subscription Agreement, dated September 26, 2007, entered into between Genelabs Technologies, Inc. and investors.

99.3	Press Release of Genelabs Technologies, Inc., dated September 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genelabs Technologies, Inc.

Date: September 26, 2007	By:	/s/ James A.D. Smith
Name: James A.D. Smith
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Common Stock Warrant to be issued by Genelabs Technologies, Inc. to investors in the offering.

99.1	Placement Agency Agreement, dated September 26, 2007, by and between Genelabs Technologies, Inc. and Deutsche Bank Securities Inc.

99.2	Form of Subscription Agreement, dated September 26, 2007, entered into between Genelabs Technologies, Inc. and investors.

99.3	Press Release of Genelabs Technologies, Inc., dated September 26, 2007.